Exhibit 10.12

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EMC SELECT DISTRIBUTOR AGREEMENT FOR SOFTWARE

This EMC Select Distributor Agreement for Software (“Agreement”), effective as of the last date signed below (“Effective Date”), is entered into by and between EMC Corporation, a Massachusetts corporation, with offices at 176 South Street, Hopkinton, Massachusetts 01748, (together With its majority-owned subsidiaries, collectively, “EMC”) and Varonis Systems, Inc., a Delaware corporation with a principal place of business at Park 80 West Plaza II, Suite 200, Saddle Brook, NJ 07663 (“Supplier”).

Background

Supplier manufactures and/or markets certain items, more specifically defined bellow as “Products”;

The parties desire for EMC and Channel Partners (as defined below) to be able to order Products and to use and/or distribute Products through EMC’s chosen marketing and product fulfillment channels;

The parties intend for EMC to retain all interactions with its Channel Partners except as specifically stated in this Agreement; and

The parties intend for Supplier to supply Products directly to End Users as defined below, and to be responsible for installation and End User Services as defined below.

In consideration of the premises and covenants set forth herein and intending; to be legally bound, the parties hereby agree as follows:

Agreement

1.0 DEFINITIONS

1.1 “Business Days” means all days excluding Saturdays, Sundays and weekdays on which there is no planned trading on the New York Stock Exchange.

1.2 “Channel Partners” means any business entity used by EMC to market or distribute Products to End Users, directly or indirectly, in accordance with the terms of this Agreement.

1.3 “Documentation” means the specifications and user manual for the Products. The Documentation can be found at http://www.varonis.com/

1.4 “End User” means a third party that acquires a license to use Products for its own internal business use and not for further licensing or distribution.

1.5 “End User Services” means the collective reference to warranty and post warranty support and maintenance service packages provided by Supplier directly to End Users as set forth more fully in Supplier’s web site at http://www.varoms.com/,.

1.6 “Installation” means that Supplier has installed all of the Products ordered for the benefit of the End User and Supplier has successfully completed all operational tests to demonstrate that the Products are performing in accordance with Supplier’s applicable Documentation.

Confidential Information

Do not distribute outside EMC or Supplier

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.7 “Products” means Supplier’s software products in object code format listed in Exhibit A and incorporated herein, and all bug fixes, updates and new releases of such Products, and Documentation. Other Products may be added from time to time in accordance with this Agreement.

1.8 “Territory” means all the world except Kazakhstan and the Ukraine.

2.0 LICENSE GRANT AND RESTRICTIONS

2.1 Appointment. Supplier hereby authorizes and appoints EMC as a non-exclusive authorized distributor of the Products and End User Services in the Territory.

2.2 Software Licenses

2.2.1 Internal Use. Subject to the terms of this Agreement, Supplier hereby grants to EMC a non-exclusive, non-transferable, non-sublicensable, time-limited, fee-free worldwide license to use during the term of this Agreement the Products and Documentation for internal testing, quality assurance, backup and training for EMC, Channel Partners and End Users. Supplier Will provide EMC with a reasonable number of copies of the Product for such use.

2.2.2 Distribution of Products and Documentation. Subject to the terms and conditions of this Agreement, Supplier hereby grants to EMC a non-exclusive, non-transferable, non-sublicensable, time-limited, fee-based, worldwide license to distribute, in the Territory an unlimited number of copies of the Products and Documentation to End Users directly and indirectly through Channel Partners.

2.2.3 Marketing and Trial Use. Subject to the terms and conditions of this Agreement, Supplier hereby grants to EMC at no additional cost a non-exclusive, non-transferable non-sublicensable, time-limited, worldwide license, directly and indirectly through Channel Partners to display and use a reasonable number of copies of the Products and Documentation for sales and marketing purposes and to provide a limited trial use to potential End Users without charge all in the Territory. Supplier will provide EMC and Channel Partners with a reasonable number of copies for such use.

2.2.4 Timing. Supplier agrees to offer all generally available product features, functions, support, maintenance and other related services to EMC for distribution to End Users under the terms of this Agreement as early as it makes any such products available to any of its other customers purchasing Supplier’s branded Products. Supplier shall provide all bug fixes, updates an other new versions of the Products to EMC during the term of this Agreement as soon as such Improvements have been released by Supplier’s quality assurance organization. Supplier will provide EMC with at least 90 days’ notice before general availability of the features and functions related to Products on the EMC support matrix to be included in any new version. Supplier does not need to provide EMC with any advance notice of bug fixes.

2.2.5 Non-exclusive Agreement. Subject to the obligations of confidentiality of Section 14.0, nothing in this Agreement shall be construed to preclude EMC from directly or indirectly designing, developing, acquiring, using, marketing, licensing and/or selling any software that is similar, related or competitive with Products, and nothing shall be construed to prevent Supplier from licensing Products to distributors and End Users, except as expressly set forth in this Agreement.

2.2.6 Limitations on Product License Rights. The Products are proprietary to supplier and its licensor, if any. Notwithstanding any references to the sale or resale of products under this Agreement, EMC, its Channel Partners, and End Users are acquiring only the right to use the products, and all ownership, copyright, and other intellectual property rights vested in the Products shall remain with Supplier or its licensors. EMC, its Channel Partners shall not attempt to (i) modify, reverse engineer recompile, disassemble, decode, create any derivative work of, translate, copy, or otherwise attempt to derive source code from the Products, (ii) delete,

Confidential Information

Do not distribute outside EMC or Supplier

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

alter, add to or fail to reproduce in and on any copy of the Products and media the name of the Products and any copyright or other notices appearing in or on any copy, media or master or package materials provided by the Supplier or which may be required by the Supplier at any time, (iii) develop any other products containing Supplier’s Confidential Information (as defined below) that are not readily apparent from normal use of the Products pursuant to the license(s) granted hereunder.

2.3 Trademark License to EMC. Supplier hereby grants to EMC and its Channel Partners, during the term of this Agreement a non-exclusive, non-transferable, non-sublicensable, worldwide, fee-free license to use Supplier’s logos and trade names (“Licensed Marks”) identified on Exhibit C in connection with such entities’ distribution, advertisement and promotion of Products. EMC and Channel Partners will use the Licensed Marks in accordance with Supplier’s standard usage guidelines as provided by Supplier to all of its channel distributors from time to time. All resulting use of such Licensed Marks shall inure solely to the benefit of Supplier or its licensors.

2.4 Trade Name License to Supplier. Subject to the terms of this Agreement (including Section 12.3 (“No Publicity”)), EMC hereby grants Supplier a non-exclusive, fee-free license to use EMC’s trade name, EMC Corporation, to communicate from time to time, in accordance with this Agreement, the fact that EMC resells the Products. All usage of EMC’s trade name shall be in accordance with EMC’s instructions as disseminated by EMC from time to time.

3.0 PURCHASE ORDERS

3.1 Placing Purchase Orders. EMC shall submit a written or electronic purchase order for all Products ordered from Supplier. Purchase orders shall specify (i) EMC’s part numbers, (ii) Product model numbers, (iii) total dollar amount. The actual shipping destination will be specified on EMC’s Sales Order Release. Supplier shall acknowledge in writing its receipt and acceptance or rejection of such purchase order within two (2) Business Days after their submission. Supplier’s acceptance shall neither change nor add to the provisions of this Agreement. For EMC purchase orders for quantities of Products within EMC’s forecasts, Supplier shall accept such purchase orders at lead-time, provided such purchase orders comply with the terms of this Agreement. If within two (2) Business Days from Supplier’s receipt of a purchase order EMC does not receive written notice from Supplier rejecting the purchase order and specifying the reasons for such rejection, the purchase order shall be deemed accepted by Supplier. In the event of a conflict between the provisions of this Agreement and the terms and conditions of EMC’s purchase order, the provisions of this Agreement shall prevail. Any additional terms contained in EMC’s purchase orders or Supplier’s order acknowledgements shall not be binding unless accepted by the other party in writing. Additional procedures and requirements for order processing and fulfillment are specified in Exhibit B.

3.2 EMC Forecasts. EMC agrees to use commercially reasonable efforts to provide Supplier with good faith monthly rolling forecasts for six (6) months of EMC’s estimated Product purchase requirements. EMC’s forecasts are for planning purposes only. EMC is under no obligation to purchase forecasted quantities and if EMC fails to purchase any forecasted quantities, EMC shall have no liability of any kind nor incur any penalties or retroactive price increases. Supplier shall establish a supply line that results in sufficient material being available at the beginning of each month to support EMC’s monthly forecast. Supplier shall respond in writing within two (2) Business Days of receipt of EMC’s forecast if, for some reason, Supplier cannot support the forecasted quantities in the months specified. In such cases, Supplier’s response shall include the reason for the lack of supply support and shall detail Supplier’s new supply commitment.

3.3 Shipping Products. Supplier will ship Products only upon receipt of EMC’s Sales Order Releases and within lead times specified in Exhibit B.

3.4 Supply Flexibility

3.3.1 Sales Order Releases. EMC shall have the right to cancel or reschedule prior to shipment from Supplier any EMC’s Sales Order Release. Any such cancellation or rescheduling shall be without cost or charge of any kind to EMC, provided that if cancellations exceed acceptable levels, the parties will work together to reduce the number of cancellations.

Confidential Information

Do not distribute outside EMC or Supplier

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.3.2 Purchase Orders. EMC shall have the right to cancel or reschedule without further restriction and at no cost at any time, any purchase order. EMC has no responsibility for authorizing shipment of product. The first EMC purchase order demand update in the last month of EMC’s fiscal quarter shall constitute the baseline material requirement for the last month of EMC’s quarter. EMC shall have complete flexibility to increase and/or decrease its purchase order quantity demand at this time. If Supplier cannot support the total increase, then the Supplier’s response shall constitute the baseline material requirement for EMC’s quarter.

3.3.3 Supply Reserve. Supplier shall establish a supply line that results in sufficient material being available at the beginning of the last month of EMC’s fiscal quarter to support an additional upside quantity equal to EMC’s first month of its next quarter forecast for shipment at standard lead time. EMC shall not be liable to Supplier nor incur any cost for failure to purchase any of the upside quantities.

3.5 Communication Regarding Orders. Purchase order numbers shall be referenced on all correspondence, invoicing, and packing slips relating to each order.

3.6 Automation. In the event that EMC requires the use of a third party software platform for the purpose of facilitating the purchase and sale of Products hereunder, EMC shall make the same available to Supplier and Supplier’s use of such software shall be governed by the terms and condition of a separate, mutually agreed license agreement.

3.7 Software Not On Exhibit A. EMC may request to purchase and Supplier may agree to provide goods that are not listed on Exhibit A. The parties agree that in these instances, the following provisions of this Agreement shall govern the purchase and sale of such goods: 2.2 (“Software Licenses”), 4.5 (“Taxes”), 4.6 (“Payment”), 5.1 (“Shipping and Delivery”), 5.2 (“Drop Ship by Supplier”), 6 (“Product Return”), 7 (“Warranty”), 12 (“Indemnification and Limitation of Liability”), 13 (“Confidential Information and Publicity”), and 15 (“Miscellaneous”).

3.8 EMC Select Fee. Supplier agrees to pay $[***] entrance fee prior to models being entered into EMC’s price book. No later than 30th day of the first month each year thereafter, Supplier agrees to pay to EMC an annual maintenance fee of $[***].

4.0 PRICE AND PAYMENT

4.1 Pricing and Updating Pricing. The prices to be paid by EMC for any Products and End User Services ordered pursuant to this Agreement are set forth in Exhibit A. There are not any target revenues or aggregate minimum payments due Supplier by EMC under this Agreement. EMC and Supplier shall periodically review the pricing set forth in Exhibit A and, by mutual written agreement, may male modifications based on factors such as industry trends. In no event will prices increase except as agreed to by EMC.

4.2 EMC Pricing. Nothing in this Agreement shall be construed as setting the price that EMC charges to Channel Partners or End Users for Products.

4.3 Discounts. Supplier and EMC shall establish a process for review and reconciliation of additional discounts which may be requested by EMC from time to time on account of significant order size, strategic customer accounts, or to meet competitive pricing from competing manufactures.

4.4 [***].

Confidential Information

Do not distribute outside EMC or Supplier

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

4.5 Taxes. EMC will attach any applicable resale certificate to this Agreement. Except as exempted by the resale certificate, EMC shall include proper sales, value added, customs, duties, use, property, excise and like taxes, import duties and/or other applicable levies (“Tax”) on all payments due to Supplier. If EMC is required by any national government to withhold from any payments specified herein Tax attributable to Supplier as a result of such payment, then EMC will withhold such Tax and notify Supplier of the amount thereof.

4.6 Payment. Payment terms for all Products sold to EMC by Supplier shall be pet forty-five (45) days from the date of receipt of a correct invoice provided that the invoice is issued on or after the day the applicable Product is shipped from Supplier. Payment of an invoice shall not constitute or simply acceptance of the Products or relieve Supplier of any obligations assumed under this Agreement, nor prevent EMC from asserting any other rights it may have under this Agreement.

4.7 [***].

4.8 [***].

5.0 SHIPPING, DELIVERY, AND PACKAGING

5.1 Shipping and Delivery. Delivery of physical media shall be F.C.A. Origin (lncoterms 2000). Supplier shall use EMC’s designated carriers. Title to the media bearing Products, and risk of loss of media bearing Products shall pass to EMC upon delivery and transfer to the carrier. Title to the Products themselves shall at all times remain with Supplier. Shipping and insurance costs shall be the responsibility of EMC. EMC may modify its routing instructions from time to time and will provide Supplier with an updated version of any such modified instructions. If there is any conflict between the current version of routing instructions provided to Supplier and the contents of this Section 5, the current routing instructions will prevail. Each Product will be shipped by Supplier, or will be made available to customers for downloading, with its own full set of relevant Documentation. Each set of Documentation shall include all similar materials generally provided to Supplier’s customers. In addition, Supplier shall provide EMC with one (1) electronic master copy of the most current Documentation for each Product promptly following the execution of this Agreement, and Supplier will provide a reasonable number of copies of Documentation for the purpose of qualification, sales, marketing, and training. Supplier shall provide EMC with all updates and changes to the Documentation as they become available to Supplier.

5.2 Drop-shipping by Supplier. If Supplier drop ships Products on physical media (as contrasted to providing access for downloading), then the following provisions shall apply.

5.2.1 Shipping Information. Supplier will communicate to EMC drop shipment information to include at a minimum purchase order number, date of shipment, carrier waybill number, and invoice number.

5.2.2 Timely Delivery. The delivery dates shall not exceed the sales order lead times detailed in Exhibit B. Shipments will be considered on time if they are made no more then three (3) Business Days earlier or no days later than the shipment date established by such sales order lead times. If EMC agrees to take partial shipments of any order, each such partial shipment shall be deemed a separate sale.

Confidential Information

Do not distribute outside EMC or Supplier

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

5.2.3 Late Delivery. If Supplier anticipates that it will not supply the Products by the required shipment date, Supplier shall notify EMC immediately. The notification may be communicated by email or facsimile, provided that Supplier shall use reasonable efforts to obtain EMC’S acknowledgment of the notice of anticipated delay. Supplier and EMC will jointly develop alternatives to resolve any late shipment of the Products, including use of premium routing. Supplier will develop recovery plans with new committed shipment dates and communicate such plans to EMC within twenty-four (24) hours of missed shipments. If Supplier is unable to ship the Products on the required ship date, EMC may require Supplier to use premium routing at Supplier’s expense. In the event Supplier has an allocation situation, Supplier shall use an allocation formula for EMC no less favorable than that of any of Supplier’s other customers.

5.2.4 Each shipment of Products by Supplier shall include a packing slip which contains at a minimum, (i) Supplier name, (ii) receiving address, (iii) EMC’s purchase order number, (iv) EMC’s part number, (v) shipping quantity, and (vi) date of shipment.

5.2.5 Packaging. All Products shall be packaged, marked and otherwise prepared in accordance with the Documentation and all applicable government regulations and best industry practices. Packaging for export shipments from the United States may also be subject to specific reasonable instructions which shall be provided by EMC at least thirty (30) days prior to shipment and which are necessary under the laws of the destination. Supplier will notify EMC of any charges incurred by Supplier for such export shipments prior to Supplier accepting any orders for export.

5.2.6 Additional Product Information. Supplier will provide the following information about its Products in writing within two (2) weeks of receiving a written request from EMC: i) country of origin; ii) NAFTA preference criteria; iii) harmonized scheduled tariff classification number; and iv) export commerce control number. Upon request by EMC and subject to EMC’s reasonable assistance, Supplier will prepare all international shipping documentation, including commercial invoice, NAFTA certificate, Shipper’s Letter of Instruction, Shipper’s Export Declaration and any other necessary documentation, for international shipments.

6.0	PRODUCT RETURNS

6.1 Returns from Prior Quarter. In any given quarter the previous quarter’s Sales Order Release purchases may be returned to Supplier directly at no cost to EMC by notifying Supplier within forty five (45) days of Installation or from date of delivery if the End User does not purchase Installation. EMC will make commercially reasonable efforts to reduce the number of returns to Supplier. All Products that are returned will be done so using mutually agreed to RMA process.

6.2 Credit on Returns. EMC shall receive a credit, at the originally invoiced amount to be applied against the purchase order supplied by EMC for all Product returned to Supplier pursuant to this Section.

7.0 WARRANTY

7.1 Product Warranty. Supplier warrants to EMC that it will provide and perform for End Users the applicable Product Warranty at http://www.varonis.com/ with respect to Products that EMC distributes to End Users. Supplier acknowledges that, on occasion, EMC may be asked by an End User to exercise the End User’s warranty and support rights on behalf of the End User. Supplier agrees to allow EMC to do so and in such instances will provide the warranty and support services to the End User through EMC to meet the End User’s business needs within the scope of this Agreement. EMC shall not make any attempts to repair, correct or fix any defect with the Products.

7.2 Full Authority. Supplier is authorized to enter into this Agreement and grant the rights and licenses described herein, and has not entered into any other contract that (i) grants to any other person an exclusive license to any Products within the Territory, or (ii) conflicts in any way with this Agreement.

7.3 No Adverse Claims. Supplier owns or has the right to grant the rights stated in this Agreement to EMC, and as of the Effective Date, no claim of violation of an intellectual property or proprietary right has been asserted against Supplier that has not been dismissed with prejudice. Further, Supplier is not aware of any such claim being contemplated by a third party.

Confidential Information

Do not distribute outside EMC or Supplier

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

7.4 Disclaimer. THE FOREGOING WARRANTIES SET FORTH IN THIS SECTION 7 ARE IN LIEU OF, AND SUPPLIER EXPRESSLY DISCLAIMS, ALL OTHER REPRESENTATIONS, WARRANTIES OR CONDITIONS, WHETHER EXPRESS, IMPLIED, WRITTEN OR ORAL, STATUTORY OR ARISING BY OPERATION OF LAW, COURSE OF DEALING OR PERFORMANCE, OR USAGE OF TRADE, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

8.0 PRODUCT SUPPORT

8.1 By Supplier to End Users. Supplier shall be responsible for Installation of Products unless otherwise agreed in writing. Supplier will provide End User Services directly to End Users subject to payment therefor. EMC and its Channel Partner are authorized to sell Supplier standard then available support contracts for End User Services to End Users. The support and maintenance agreement shall be executed between Supplier and the End User. EMC will remit to Supplier the fees for maintenance and support referenced in Exhibit A if EMC concludes such a sale.

8.2 Training. Supplier will provide EMC, at no charge, initial familiarization and standard sales training and sales materials (sales presentation, product specification sheets, description of professional services offerings) for a minimum of 10 people as requested by EMC and agreed by supplier. All expenses of Supplier’s employees associated with such training, such as transportation, meals and lodging are the responsibility of Supplier. Additional standard technical training courses from Supplier’s training department shall be made available to EMC on reasonable rates and terms mutually approved by the Parties.

8.3 Cooperation. The parties agree to cooperate with respect to End User support to help End Users obtain the End User Services they purchase.

9.0 PRODUCT END OF LIFE

9.1 Notices to EMC. Supplier will notify EMC in writing at least ninety (90) days prior to any Product end of life. During the end of life notice period, EMC may issue purchase orders with normal lead-time up until the last time to buy specified in the end of life notice. Supplier will ship Products for all EMC purchase orders placed prior to the end of life date. Last time to buy orders may designate ship dates up to 90 days following the last time to buy date.

9.2 Services after End of Life. Supplier shall provide post-warranty End User Services for the Products at its current published price and lead time, until the end of two (2) years after the applicable Product end of life, pursuant to terms and conditions set forth at http://www.varonis.com/ as amended pursuant to the then current support terms for the end of Life program.

10.0 NEW TECHNOLOGY

10.1 If Supplier acquires or develops a type of software which is like the Products, or performs a similar function, or would obsolete the Products due to new technology, Supplier will give EMC notice at least 90 days prior to the release of a new product, furnish EMC with the specification and other pertinent information, and at the request of EMC, arrange an engineering evaluation of the product immediately upon the availability of a working version. At its option, EMC may elect to substitute the new software for the Products under this Agreement at a price mutually agreeable between the parties consistent with the pricing model indicated in this Agreement. The new software will thereafter be considered a Product under the terms and conditions of this Agreement. Supplier will continue to provide End User Services for the original Products.

Confidential Information

Do not distribute outside EMC or Supplier

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

11.0 REVIEW AND PLANNING MEETINGS

11.1 Liaisons. Supplier shall appoint its EMC Business Manager as its liaison to monitor Supplier’s performance and delivery of Products under this Agreement. EMC shall appoint its designated Supplier Business Manager as its liaison to monitor Supplier’s performance and delivery of Products hereunder. These liaisons will also be responsible for coordinating meetings and reports provided for in this Agreement. The names, telephone and facsimile numbers of the liaisons will be provided by the parties to each other within two (2) weeks of the Effective Date, and the liaisons may be changed by written notice from one party to the other.

11.2 Business Manager Meetings. EMC’s designated Supplier Business Manager will conduct quarterly Supplier performance review and planning reviews with Supplier’s EMC account management team. EMC and Supplier will determine the location and times for these meetings. The purpose of these meetings is listed below:

a.	Review Supplier’s and EMC’s performance over the past quarter;

b.	Review action items and resolution;

c.	Identify opportunities and areas of improvement;

d.	Agree on commitments, set target dates, and define “persons” responsible;

e.	Review appropriate Supplier reports; and

f.	Review Supplier quality and reliability improvement plans.

11.3 Senior-level Reviews. In addition to the quarterly business meeting referenced in Section 11.2, the parties will conduct senior-level strategic quarterly business meetings to review, at a minimum, Supplier’s 12-month technology roadmap for the Products, interoperability testing and improvement, and integration of Supplier’s Products roadmap with EMC’s overall information life cycle management strategy and follow-on marketing programs.

12.0 INDEMNIFICATION AND LIMITATION OF LIABILITY

12.1 Obligation to Indemnify. Supplier shall defend, indemnify, and hold EMC, its Channel Partners and End Users harmless against any third party liabilities, claim demands, suits (and any costs, judgments and settlement amounts associated therewith) alleging that (i) the use or disposition of a Products infringes a patent, copyright, or trademark, or misappropriates a trade secret of a third party, or (ii) any claims based on a breach of the Product warranty provided by Supplier, provided Supplier receives (i) prompt notice in writing of such claim; (ii) sole control over the defense and settlement thereof and (iii) reasonable cooperation from EMC, as applicable, at Supplier’s expense in response to a Supplier request for assistance. When settling or compromising any claim, Supplier shall not, without EMC’s written approval, make any admission of facts that expose EMC to the imposition of punitive damages or other claims that are not covered by this indemnification. Supplier shall carry and maintain general liability insurance to cover Supplier’s obligations under this Section. With respect to intellectual property infringement claims, should any Products become, or in Supplier’s opinion be likely to become, the subject of such a claim, Supplier shall, at its option and expense, (a) procure for EMC, Channel Partners and End Users the right to make continued use thereof in accordance with this Agreement; (b) replace or modify Products so that it becomes non-infringing but with substantially equivalent functionality and performance or (c) if neither (a) nor (b) are reasonably available, accept return of the affected Products and upon receipt thereof refund to EMC the price paid therefor by EMC to Supplier, less straight-line depreciation based on a five (5) year useful life. Supplier shall have no liability for alleged infringement based on (1) use for a purpose or in a manner for which the Product was not designed; (2) use of any older version of a Product when use of a newer revision made available by Supplier to EMC would have avoided the infringement; (3) any modification made without Supplier’s written approval; (4) any modifications made by Supplier pursuant to EMC’s or End User’s specific instructions. THIS SECTION 12.1 STATES THE ENTIRE LIABILITY OF SUPPLIER AND EMC’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO INFRINGEMENT CLAIMS.

12.2 Caps on Liability. Except as may be prohibited by applicable law, and excluding the indemnity obligations under Sections 12.1, breach of the confidentiality obligations in Section 13, breach of EMC’s and/or Channel Partners’ obligations under section 2.2.6, EACH PARTY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER BASED ON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE GREATER OF (i) TOTAL AMOUNTS PAID BY EMC TO SUPPLIER IN THE TWELVE MONTHS IMMEDIATELY PRECEDING THE DATE OF THE NOTICE OF A CLAIM, OR (ii) [***] DOLLARS.

Confidential Information

Do not distribute outside EMC or Supplier

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

12.3 No Indirect Damages. Except as may be prohibited by applicable law, and excluding the indemnity obligations under Sections 12.1 and breach of the confidentiality obligations in Section 13, NEITHER PARTY SHALL HAVE LIABILITY TO THE OTHER FOR ANY SPECIAL CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, OR INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, REVENUES, DATA AND/OR USE), EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

13.0 CONFIDENTIAL INFORMATION AND PUBLICITY

13.1 Definition and Obligation. This Section 13 is intended to apply to the transactions described in this Agreement, and shall not supersede any other nondisclosure agreement(s) which may otherwise bind the parties. Either party may, in connection with this Agreement, disclose to the other party information considered confidential and proprietary information of the disclosing party (“Confidential Information”). Information shall be considered Confidential Information if clearly identified in writing as confidential in nature by the disclosing party at the time of disclosure, or if the disclosure is oral, is so identified in writing within ten (10) Business Days thereafter. The receiving party shall protect the disclosing party’s Confidential Information with the same degree of care that it regularly uses to protect its own Confidential Information from unauthorized use or disclosure, but not less than reasonable care. No rights or licenses under patents, trademarks or copyrights are granted or implied by any disclosure of Confidential Information. Sections 13.1 and 13.2 shall survive the expiration or termination of this Agreement for a period of three (3) years.

13.2 Exceptions. The obligations of confidentiality imposed by this Agreement shall not apply to any Confidential Information that: (a) is rightfully received from a third party without accompanying markings or disclosure restrictions; (b) is independently developed by employees of the receiving party without use of the other party’s Confidential Information; (c) is or becomes publicly available through wrongful act of the receiving party; (d) is already known by the receiving party as evidenced by documentation bearing a date prior to the date of disclosure; or, (e) is approved for release in writing by an authorized representative of the disclosing party.

13.3 No Publicity. Except as required by law or as deemed necessary in connection with public and private offerings of securities and in compliance with securities law, neither party shall make any press release or other public announcements or disclosures of the existence or contents of this Agreement, beyond the fact that EMC resells the Products as provided in Section 2.4 (“Trade Name License to Supplied”), without the express written consent of the other party. If a party is required to disclose the Agreement to the government, then before making such disclosure, it shall provide a draft of the proposed disclosure to the other party with an opinion of counsel as to the need to make the disclosure. If Supplier wishes to publicize the existence of the relationship created under this Agreement, it may request permission from EMC to do so and EMC will consider each such request in its discretion. Notwithstanding the foregoing, EMC may disclose the fact that the Products are interoperable with and supported by applicable EMC product offerings.

14.0 TERM AND TERMINATION

14.1 Term. The initial term of this Agreement will be three (3) years beginning on the Effective Date. This Agreement will automatically renew for additional successive one-year terms unless one party informs the other of its intent to let the Agreement expire one hundred and eighty (180) days before the end of the then current term.

14.2 Termination for Convenience. Either party may terminate this Agreement for its convenience on sixty (60) days notice to Supplier.

Confidential Information

Do not distribute outside EMC or Supplier

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

14.3	Mutual Termination Rights. Either party may terminate this Agreement upon written notice if the other party:

a. becomes insolvent or bankrupt, files or has filed against it a petition in bankruptcy, or undergoes a reorganization pursuant to a petition in bankruptcy filed with respect to it; provided that such proceeding is not vacated, dismissed or set aside within sixty (60) days after the date of commencement thereof;

b. is dissolved or liquidated, or has a petition for dissolution or liquidation filed with respect to it;

c. is subject to property attachment, court injunction, or court order which has a material, adverse impact on its operations;

d. makes an assignment for the benefit of creditors;

e. commits a material breach of the Agreement that remains uncured more than thirty (30) days, or such other time period as the parties mutually agree, after the breaching party has received written notice thereof from the non-breaching party. After expiration of the cure period in the foregoing sentence, the non-breaching party may terminate the Agreement by sending a further letter of termination, which shall be effective upon receipt if the breach remains uncured.

14.4 Additional Purchase Orders. Prior to the effective date of termination, EMC may issue additional purchase orders with deliveries to be scheduled not later than sixty (60) days after the effective termination date.

14.5 Effects of Termination. Upon termination or expiration of this Agreement, each party shall promptly (but in no event later than 60 days) return all of the other’s tangible proprietary information, prototypes and loaned equipment. Each party shall further destroy or return to the other party any Confidential Information of the other party that it has received in connection with the Agreement. Termination of this Agreement will not relieve the parties of any obligations incurred prior to the effective date of termination. The termination or expiration of this Agreement shall not impair any End User license or End User Services already granted by EMC or Channel Partners to End User for Products. The rights of Channel Partners shall cease co-terminus with those of EMC.

14.6 Survival. The provisions of this Agreement which by their nature survive termination or expiration of the Agreement shall survive, including without limitation: 1 (“Definitions”); 4 (“Price and Payment”) but only if payments remain due and owing after termination; 5 (“Shipping, Delivery and Packaging”) but only as necessary to fulfill orders placed under Section 14.4; 6.2 (“Credit on Returns”), 7.4 (“Disclaimer”), 8.1 (“By Supplier to End Users”); 8.3 (“Cooperation”); 9.2 (“Services after End of Life”); 12 (“Indemnification and Limitation of Liability”); 13 (“Confidential Information and Publicity”) but with the limitations provided therein; 14.5 (“Effect of Termination”); 14.6 (“Survival”); and 15 (“Miscellaneous”).

15.0 MISCELLANEOUS PROVISIONS

15.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflict of law rules and excluding the United Nations Convention on Contracts for the International Sale of Goods.

15.2 Relationship of the Parties. The parties are and shall remain at all times independent contractors in the performance of this Agreement and nothing herein shall be deemed to create a joint venture, partnership or agency relationship between the parties. Neither party shall have the right not authority to assume or to create any obligation or responsibility, express or implied, on behalf of the other except as may be expressly provided otherwise in this Agreement. Each party shall be solely responsible for the performance of its employees hereunder and for all costs and expenses of its employees, to include but not be limited to employee benefits.

15.3 Waiver. The failure of either party to insist upon or enforce strict conformance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment of such party’s right unless made in writing and shall not constitute any subsequent waiver or relinquishment.

Confidential Information

Do not distribute outside EMC or Supplier

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

15.4 Amendments. To be valid, amendments or modifications to the Agreement must be in writing and signed by an authorized representative of each party. Any verbal agreements, discussions, and understandings, expressed or implied, shall not constitute amendments to this Agreement.

15.5 Severability. If any provision of this Agreement is finally held by a court of competent jurisdiction to be illegal or unenforceable, then such provision shall be deemed adjusted to conform to the applicable requirements, to the extent reasonably possible, and the adjusted provision, if any, shall have the same effect as if originally included herein. In any event, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected or impaired.

15.6 Force Majeure. If the performance hereof, or any obligation hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident; strikes or labor disputes; war or other violence; any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency; or any other act or condition whatsoever beyond the reasonable control of the parties hereto, excluding weather conditions other than catastrophic weather conditions and excluding events which could reasonably have been avoided by the exercise of reasonable prudence, the party whose performance is so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that the party so affected shall take reasonable steps to avoid or remove such causes of non-performance and shall immediately continue performance hereunder whenever such causes are removed. If the delay lasts for sixty (60) or more days from the original date of performance, the party receiving notice of the delay shall have the right to terminate the performance of the affected obligation and/or the Agreement.

15.7 Assignment. Neither party may assign this Agreement or any rights or delegate any duties hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Any assignment shall not relieve the assigning party of its obligations without the written consent of the other party. Any attempted assignment without the other party’s written consent will be void.

15.8 Notice. Any notices required or permitted by this Agreement shall be in writing and shall be delivered to the persons identified below with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by facsimile transmission upon acknowledgement of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. If Supplier changes any of the website addresses referenced in this Agreement, then Supplier will promptly notify EMC pursuant to this Section. Notices shall be sent to the addresses below or such other address as either party may specify in writing.

Confidential Information

Do not distribute outside EMC or Supplier

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EMC	Supplier
EMC Corporation	Varonis Systems, Inc.
171 South Street	Park 80 West Plaza II Suite 200, Saddle Brook, NJ
Hopkinton, MA 01748	07663
Attn: VP Supply Base Management Commercial	Attn: Jim O’Boyle; jimo@varonis.com

with a copy to:	with a copy to:
EMC Corporation	Varonis Systems Ltd.
176 South Street	11 Galgalei Haplada Street
Hopkinton, MA 01748	Hertzelia, Israel
Attn: Office of the General Counsel	Attn: Yaki Faitelson; yaki@varonis.com

15.9 Technical Contacts. With respect to all other communications between the parties, the principal contacts are noted below. This information may be changed by written notice between the parties and without the necessity of amending this Agreement:

EMC	Supplier
EMC Corporation	Varonis Systems, Inc.
171 South Street	Park 80 West Plaza II Suite 200, Saddle Brook, NJ
Hopkinton, MA 01748	07663
Attn: Supply Base Management Technical	Attn: Gilad Gam; gilad@varonis.com
Attn: Gilad Raz; gilad@varonis.com

15.10 Interpretation and Counterparts. The section and paragraph headings of this Agreement are intended as a convenience only, and shall not affect the interpretation of its provisions. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one single agreement between the parties.

15.11 Effect of Order and Acceptance Documents. The parties agree that the terms and conditions of this Agreement shall prevail, notwithstanding the contrary or additional terms in any purchase order, sales acknowledgment, confirmation or any other document issued by either party effecting the purchase and/or sale of Products, unless such alternate terms are expressly approved in writing by both parties.

15.12 Export. Neither party will export, re-export or distribute any Products or technical data without first complying with all applicable export laws, orders and regulations and obtaining all necessary governmental permits, licenses and clearances.

15.13. Entire Agreement. This Agreement, including all Exhibits, constitutes the entire agreement between the parties and supersedes all prior or contemporaneous agreements, discussions, and understandings between the parties, either express or implied. As of the Effective Date, the following Exhibits are part of this Agreement and are incorporated herein by this reference:

Exhibit A	Products, End User Services and Pricing

Exhibit B	SBM Forecast and Communication Plan

Exhibit C	Licensed Marks

SIGNATURE PAGE FOLLOWS

Confidential Information

Do not distribute outside EMC or Supplier

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Varonis Systems, Inc.		EMC Corporation
“Supplier”		“EMC”

By:	/s/ Yahov Faitelson	By:	/s/ Michael Kerouac

Print Name:	Yahov Faitelson	Print Name:	Michael Kerouac

Title:		Title:	SVP Global Mfg Ops

Date:		Date:	1/24/12

Confidential Information

Do not distribute outside EMC or Supplier

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT A

PRODUCTS, END USER SERVICES AND PRICING

In the event there is a conflict between or among any of the headings set forth in Exhibit A, the following rules of construction shall apply: The Documentation shall control in the event of conflict with Supplier’s part number or description. Supplier’s part number is referenced for Supplier’s convenience only.

[***]

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